2022 FIRST QUARTER EARNINGS April 28, 2022

® 2 This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2022 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2022 W ildfire Mitigation Plan, rate base projections, capital expenditure forecasts, expense reduction forecasts and regulatory developments. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with: • wildfires that have occurred in the Utility’s territory, including the extent of the Utility’s liability in connection with the 2019 Kincade fire, the 2020 Zogg fire, the 2021 Dixie fire (including the outcome of the criminal complaint filed in connection with the 2020 Zogg fire), and future wildfires; • the Utility’s ability to recover wildfire-related costs, including costs for the 2021 Dixie fire, from the Wildfire Fund (including the Utility’s maintenance of a valid safety certificate and whether the Wildfire Fund has sufficient remaining funds) and through the WEMA and FERC TO rate cases; and the timing of insurance recoveries; • the Utility’s implementation of its wildfire mitigation initiatives, including the Public Safety Power Shutoff program and the undergrounding initiative, and the initiatives’ effectiveness; • the Utility’s ability to safely and reliably operate, maintain, construct and decommission its facilities; • the Utility’s ability to obtain wildfire insurance at a reasonable cost in the future, or at all; the adequacy of insurance coverage and scope of limitations; the ability to obtain recovery of insurance premiums; and the timing and extent of insurance recoveries; • changes in the electric power and gas industries driven by technological advancements and a decarbonized economy; • a cyber incident, cyber security breach, severe natural event or physical attack; • severe weather conditions, extended drought, and climate change, particularly their impact on the likelihood and severity of wildfires; • the impact of legislative and regulatory developments, including those regarding wildfires, the environment, California’s clean energy goals, the nuclear industry, regulation of utilities and their holding companies, and taxes; • the timing and outcome of FERC and CPUC ratemaking, cost recovery, and future cost of capital proceedings; • the outcome of self-reports, investigations or other enforcement actions, including the EOEP and other enforcement proceedings; • PG&E Corporation and the Utility’s substantial indebtedness, which may adversely affect their financial health and limit their operating flexibility; • the ability of PG&E Corporation and the Utility to finance through securitization up to $2.4 billion of fire risk mitigation capital expenditures that were or will be incurred by the Utility and $7.5 billion of costs related to the 2017 Northern California wildfires; • the timing and outcome of PG&E Corporation’s and the Utility’s litigation, including unresolved claims from the Chapter 11 proceedings, securities class action claims, wildfire-related litigation, and appeals of the Confirmation Order; • future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust; • the Utility’s ability to retain or contract for the workforce to execute its wildfire mitigation initiatives; • the Utility’s ability to control operating costs, timely recover costs through rates and achieve projected savings, and the extent to which it incurs unrecoverable costs that are higher than forecasted; • tax treatment of certain assets and liabilities, including whether PG&E Corporation or the Utility undergoes an “ownership change” that limits certain tax attributes; • the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2022 (the “Form 10-Q”), and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Undefined, capitalized terms have the meanings set forth in the Form 10-Q. Unless otherwise indicated, the statements in this presentation are made as of April 28, 2022. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on April 28, 2022 and is also available on PG&E Corporation’s website at www.pgecorp.com. Forward-Looking Statements

® 3Presentation endnotes are included in Appendix 4. For Customers and Investors Delivering On Our 2022 Non-GAAP Core EPS Guidance Q1 RESULTS First Quarter 2022 Non-GAAP Core EPS1 of 30¢ FULL YEAR GUIDANCE 2022 Non-GAAP Core EPS1 of $1.07 - $1.13 4 We deliver on our EPS growth target for investors AND put surplus performance to work for our customers

® 4Presentation endnotes are included in Appendix 4. Wildfire • EPSS & PSPS • Inspections & Vegetation Management • Undergrounding & Hardening A Sustainable Future 2022: Mitigating Risk Mitigating Financial Risk Coworkers • Culture Transformation • Capability Building Customers • Simple & Affordable Model • Improved Service • Affordable Rates Investors • Non-GAAP Core EPS Growth1 • At least 10% for 2022-2024 • At least 9% in 2025 and 2026 • Stronger Balance Sheet Mitigating Physical Risk

® 5Presentation endnotes are included in Appendix 4. Simple and Affordable Model Mitigating Financial Risk OPPORTUNITIES1 Capital Investments 9% Long-Term Factors: Offset Capital Investments -O&M cost reduction (non-fuel)2 2% -Electric load growth3 1% - 3% -Other (including efficient financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4%

® 6Presentation endnotes are included in Appendix 4. Mitigating Physical Risk From Wildfires Rebuilding From The Underground Up 70 175 400 800 1,000 1,200 0 400 800 1,200 2021 2022 2023 2024 2025 2026 EXPANDING EPSS to all high fire risk areas100% 96% DAMAGED STRUCTURES PREVENTED2 80% DECREASE in CPUC reportable ignitions across 169 circuits (~11,000 miles) where EPSS was implemented1 TARGET COST PER MILE 2022 2026 $3.75M $2.5M TARGET MILES PER YEAR Enhanced Powerline Safety Settings PSPS Undergrounding Plan N E A R T E R M L O N G T E R M Actuals

® 7 Presentation endnotes are included in Appendix 4. LEAN Creating Culture at PG&E • DELIVERING FOR OUR HOMETOWNS. • SERVING OUR PLANET. • LEADING WITH LOVE. PURPOSE CAPABILITY 2.05 1.34 1.01 0.51 2019 2020 2021 2022 YTD 75% DART REDUCTION1 CULTURE SERVICE & PERFORMANCE PERFORMANCE 60% REDUCTION IN REVIEW AND APPROVAL TIME Undergrounding Permitting Process Cycle Time2

® 8Presentation endnotes are included in Appendix 4. Metric Q1 2022 Status1 2022 Goal 2022-2026 Goal • Annual CPUC Reportable Ignitions greater than or equal to 100 acres2 0 0 • Undergrounding Circuit Miles 175 3,600 • Gas Distribution Main Replacement Miles 220 1,150 • Annual O&M Cost Reduction (Non-Fuel)3 2% 2% • Non-GAAP Core EPS Growth4 At least 10% 2022-2024 at least 10% 2025 & 2026 at least 9% • Rate Base Growth5 ~6% ~9% CAGR • FFO/Debt6 >13% Mid-to-high teens by 2024 • Debt Paydown Rate Neutral Securitization $2 billion PG&E Corporation debt paydown by end of 2023 Report Card W IL D F IR E F IN A N C IA L C U S T O M E R On Target

Amounts may not sum due to rounding. Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. ® 9 Q1 2022 Earnings Results Three Months Ended March 31, 2022 (in millions, except per share amounts) Earnings EPS PG&E Corporation’s Earnings on a GAAP basis $ 475 $ 0.22 Non-core items: Amortization of Wildfire Fund contribution 85 0.04 Investigation remedies 70 0.03 Wildfire-related costs, net of insurance 66 0.03 Prior period net regulatory impact 45 0.02 Bankruptcy and legal costs 34 0.02 Fire Victim Trust tax benefit (135) (0.06) PG&E Corporation’s Non-GAAP Core Earnings $ 639 $ 0.30 Non-Core Items (in millions, pre-tax) Three Months Ended March 31, 2022 Amortization of Wildfire Fund contribution $ 118 Investigation remedies 94 Wildfire-related costs, net of insurance 73 Prior period net regulatory impact 63 Bankruptcy and legal costs 48 Fire Victim Trust tax benefit (135) Eligible for S&P 500 Index

Amounts may not sum due to rounding. Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. ® 10 $0.22 $0.26 $0.26 $0.21 $0.24 First Quarter 2022 Non-GAAP Core EPS Improved 23¢ 3¢ 2¢ 2¢ 30¢ Q1 2021 Cost reduction Rate base growth Timing of taxes Q1 2022 On Track for Full Year Guidance

2022 Factors Impacting Earnings

~$49.8B	10.25%	~$2.28-$2.4B	$1.07-$1.13
Equity Earning Rate Base [1]	CPUC authorized ROE pending resolution of the 2022 Cost of Capital filing [2]	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

-	Unrecoverable interest expense [3]	$330 - $370
+	Other earnings factors including AFUDC equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs	

Equity

2022 Equity issuance	$100 - $400M

Non-Core Items [4]

($ millions after tax)

-	Amortization of Wildfire Fund contribution	~		$340	
-	Bankruptcy and legal costs	~	90	-	210
-	Investigation remedies	~		100	
-	Wildfire-related costs, net of insurance	~	80	-	110
+	Rate neutral securitization and Fire Victim Trust tax benefit	~	(670)	-	(300)
+	Prior period net regulatory impact	~		(10)	
	Estimated non-core items guidance	~	$(70)	-	$450
	Non-cash portion [5]	~		$(250)	

Assumptions

- Final issuance of $7.5B rate neutral securitization bonds in 2022. $1B contribution to the customer credit trust in 2022.
- CPUC final decision and approval of settlements for the 2011-2014 GT&S capital audit and the 2020 Wildfire Mitigation Catastrophic Event ("WMCE") proceedings in 2022.
- No 2022 impacts from potential changes in the federal tax code.
- All potentially dilutive securities were included in the calculation of non-GAAP Core EPS.

Changes from prior quarter noted in blue

Presentation endnotes are included in Appendix 4.

11

® 12Presentation endnotes are included in Appendix 4. Rate Base Growth and Debt Paydown 2021 Actuals 2022 2023 2024 2025 2026 Multi-Year Financial Plan ~9% CAGR on equity rate base 2021-2026 $47.1 projected Weighted average rate base ($B) ~$49.8 $56-$59 $60-$66 $62-$71 $65-$77 Potential Growth Opportunities • Undergrounding • Additional wildfire mitigation (including remote grid integration) • Transportation electrification Transmission Owner Gas Transmission & Storage (GT&S) General Rate Case (GRC) Separately Funded Above Authorized GRC & GT&S rate cases will be combined starting in 2023 2021 Actuals 2022 2023 2024 2025 2026 $7.9-$10.7 $8.0-$11.3 $8.1-$12.0 CapEx ($B) 1 projected $8.6 $7.8-$8.9 $7.9-$10.4 3 Subject to Ongoing and Future Recovery Requests • 2023 GRC request • Oakland HQ Purchase 3 • Undergrounding • Transportation electrification Transmission Owner GRC and GT&S AB1054 Fire Risk Mitigation 2 Spend Above Currently Authorized ~9% Rate base CAGR 10% Non-GAAP Core EPS Growth and Dividend Yield Debt Paydown

® 13Presentation endnotes are included in Appendix 4. Simple and Affordable Model For Customers and Investors MODEL1 FUTURE Capital Investments 9% Long-Term Factors: Offset Customer Impacts -O&M cost reduction (non-fuel)2 2% -Electric load growth3 1% - 3% -Other (including efficient financing)4 2% Subtotal 5% - 7% Customer Impacts: At or Below Assumed Inflation 2% - 4% ANNUAL in Millions 2022 Plan Long- Term Plan Good Business Decisions -Attrition $25 $25 -Contracting 150 50 -Capital Conversion 150 50 -Automation 5 25 Savings through Lean -Planning and Execution Improvements 30 130 Net Cost Increases (160) (80) Net Savings $ 200 $ 200 Percent Savings 2% 2% ILLUSTRATIVE O&M COST REDUCTION (NON-FUEL)

® 14Presentation endnotes are included in Appendix 4. Improves our Balance Sheet Pending & Future Applications (Settled, Filed or Yet to be Filed) Application Balance at 3/31/22 Expected Amortization Expected Rate Recovery by Year (subject to CPUC authorization) 2022 2023 2024+ 2020 WMCE (Settled) 577 24 months - 289 288 2021 WMCE (Filed) 1,476 12 months - 738 738 TBD (Yet to be Filed) 1,928 TBD - - 1,928 Total 3,981 - 1,027 2,954 Total 4,683 181 1,548 2,954 $ in Millions Approved Applications (Final Decisions) Application Balance at 3/31/22 Recovery Through Expected Rate Recovery by Year 2022 2023 2020 GRC Track 11 392 Dec. 2023 392 2018 CEMA 310 Dec. 2023 181 129 Total 702 181 521 Expected Cash Flow Recovery from Previously Incurred Wildfire-Related Spend $0.70B Approved for Rate Inclusion $2.05B Pending Final Decisions $1.93B Yet to be Filed $4.68B Total Expected Recovery of Wildfire-Related Costs Changes from prior quarter noted in blue

® 15Presentation endnotes are included in Appendix 4. Five-Year Value Proposition Better for Customer and Investors Non-GAAP Core EPS 1 (CAGR) 2022-2024 2025-2026 10% Non-GAAP Core EPS Growth At least 10% At least 9% Dividend Eligibility reached mid-2023 2 Annual Non-GAAP Core EPS Growth & Dividend Yield At least 10% At least 10% Rate Base Growth (CAGR) 3 9% O&M Cost Reduction (Non-Fuel) 4 2% Annually FFO/Debt 5 Mid-to-high teens by 2024

People, Planet, Prosperity, Underpinned by Performance: Goals

Reducing Wildfire Risk	Investing in our Hometowns	Reaffirming 2022-2026 Earnings Growth
100% EPSS on all distribution line miles in high fire risk areas	**9%** Capital Investments for our Customers	**~9%** Rate Base CAGR
AND	AND	AND
10,000 Underground Miles	**~2-4%** Customer Impacts: At or Below Assumed Inflation	**10%** Non-GAAP Core EPS CAGR 2022-2026[1]

Presentation endnotes are included in Appendix 4.

Mitigating Physical and Financial Risk

16

See You Soon! Investor Day June 10, 2022 Q&A

Appendix

® 19 Table of Contents Appendix 1 Wildfire Mitigation Plan Progress Slide 20 Appendix 2 PG&E Utility Securitization Program Slide 21 Appendix 3 Regulatory Progress Slide 22 Appendix 4 Presentation Endnotes Slide 23-25 Appendix 5 Supplemental Earnings Materials Slide 26-37

® 20 Presentation endnotes are included in Appendix 4. Appendix 1: Wildfire Mitigation Plan Progress1 Sectionalizing Devices 228 885 1,195 1,200 2019 2020 2021 2022 Enhanced Vegetation Management 2,498 4,376 6,359 6,651 2019 2020 2021 2022 System Hardening 188 530 741 836 2019 2020 2021 2022 1,200 Devices Installed 6,651 Lines Miles Completed 836 Line Miles Hardened Weather Stations 627 1,005 1,313 1,318 2019 2020 2021 2022 HD Cameras 133 349 502 523 2019 2020 2021 2022 Undergrounding 35 175 2022 Progress 2022 Plan 1 1,318 Stations Installed 523 Cameras Installed 35 Miles Completed

® 21 Appendix 2: PG&E Utility Securitization Program The Utility has received financing orders for two separate securitizations to finance costs in connection with the 2017 wildfires and wildfire mitigation capital expenditures expected to result in up to $10.7B of programmatic securitization issuances over the next several years. • AB 1054 signed into law on July 12, 2019 • Up to $3.2B across several bond issuances • $860M recovery bonds issued in November 2021 • Reimburse capital expenses associated with wildfire risk mitigation • Initial financing order issued June 24, 2021, which became final, non-appealable on July 6, 2021 • Second application filed in March 2022 requesting authority to issue up to $1.7B recovery bonds • $860M recovery bonds issued in November 2021 • Subsequent deals: To be determined • SB 901 signed into law on September 21, 2018 • Up to $7.5B in up to three issuances by December 31, 2022 • Pay or reimburse the Utility for the payment of costs and expenses relating to catastrophic wildfires ignited in 2017 • Financing order issued by CPUC on May 11, 2021 • Financing order became final and non-appealable as of February 28, 2022 • First issuance as soon as Q2 2022 Statutory Authority: Total Issuance Amount: Use of Proceeds: Financing Order: Securitization Timing: Rate Neutral Securitization AB 1054 Securitization

Appendix 3: Regulatory Progress

Regulatory Case/Filing	Docket	Status as of April 2022	Expected Milestones[1]
2023 GRC	A.21-06-021	2023 GRC Filed 6/30/21 Supplemental testimony Filed 2/25/22	Proposed Decision Expected Q3 2023
GT&S	A.17-11-009 A.20-07-020	2019 Final Decision GT&S Capital Audit Settlement	 Proposed Decision Expected Q2 2022
2022 Cost of Capital	A.21-08-013/014/015	2022 Application Filed 8/23/21 ACCAM Trigger 9/30/21	Pending - Proposed Decision timing unknown
2023 Cost of Capital	A.22-04-008	2023 Application Filed 4/20/22	
TO Rate Cases	ER16-2320 ER19-13	TO 18 Order Rehearing Denied TO 19 Final Decision [2] TO 20 Decision 12/30/20	
Interim Rate Relief		Final Decision	
2018 CEMA	A.18-03-015	Final Decision 3/21/22	
2020 WMCE	A.20-09-019	Application Filed 9/30/20 Settlement Filed 9/21/21	Statutory deadline for Proposed Decision extended to 10/1/22
2021 WMCE	A.21-09-008	Application Filed 9/16/21	Proposed Decision Expected Q4 2022
AB1054 Securitization Filing	A.22-03-010	Filed second application on 3/11/22	Pending 2020 WMCE outcome. Requested Proposed Decision on 2020 WMCE by August 2022
Rate Neutral Securitization Filing	A.20-04-023	Rate Neutral Securitization Financing Order Issued 5/11/21; became final on 8/12/21 Final & Non-Appealable on 2/28/22	Rate Neutral Bond Issuance in 2022 [3]
2021 Wildfire Mitigation Plan	R.18-10-007	Submitted 2/5/21 Ratified 10/21/21	
2022 Wildfire Mitigation Plan	R.18-10-007	Filed 2/25/22	Draft OEIS action expected on 5/26/22

Presentation endnotes are included in Appendix 4.

22

® 23 Slide 3: Delivering On Our 2022 Non-GAAP Core EPS Guidance 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. Slide 4: 2022 Mitigating Risk 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. Slide 5: Simple and Affordable Model 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; the availability, cost, coverage, and terms of the Utility’s insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide 6: Mitigating Physical Risk From Wildfires 1. Based on 2021 actuals relative to the most recent three-year average for July 28-October 20. 2. Reflects application of 2021 PSPS protocols to wildfires larger than 1,000 acres that were caused by overhead electrical equipment in PG&E’s service territory from 2012 to 2020, in terms of the number of structures damaged or destroyed. Slide 7: Creating Culture at PG&E 1. Refers to the Days Away, Restricted, & Transferred Rate, which measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked. 2. Refers to the average time to produce and receive approval of detailed design drawings for undergrounding permits in one specific county; with the most recent permit received in April 2022. Appendix 4: Presentation Endnotes Slide titles are hyperlinks

® 24 Appendix 4: Presentation Endnotes Slide 8: Report Card 1. Green checks indicate on track to meet 2022 target. 2. Measures the count of fire ignitions that result in fires equal to or greater than 100 acres in the Utility's High Fire Threat District and reportable to the California Public Utilities Commission per Decision 14-02-015. A reportable fire incident per Decision 14-02-015 is a fire event that meets the following criteria: 1) ignition is associated with the Utility's power lines (both transmission and distribution), 2) something other than the Utility's facilities burned, and 3) the resulting fire travelled more than one meter from the ignition point. 3. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions will be redeployed for capital projects. 4. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. 5. In accordance with AB1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 6. As calculated according to S&P Global’s methodology Slide 11: 2022 Factors Impacting Earnings 1. 2022 equity earning rate base reflects 2020 GRC Final Decision, 2019 GT&S Final Decision, the April 15, 2021 FERC order denying the Utility's request for rehearing related to TO18, and TO20 Formula Rate. 2. Base earnings plan assumes CPUC currently authorized return on equity and capital structure across the enterprise. 3. Unrecoverable interest expense includes PG&E Corporation long-term debt, Wildfire Fund contribution debt financing, and other interest above authorized. 4. Refer to Appendix 5, Exhibit C: PG&E Corporation's 2022 Earnings Guidance. 5. Non-cash amounts for Non-Core Items are after tax, directional, and subject to change. Slide 12: Multi-Year Financial Plan 1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized and reflects the spending forecast from the 2023 GRC application. 2. CapEx forecast includes $3.21 billion of fire risk mitigation capital expenditures that will be excluded from the Utility's equity rate base. The Utility has spent approximately $2.6 billion cumulatively towards this total including approximately $300 million during the three months ended March 31, 2022. 3. The Utility entered into a lease for the Lakeside Building in Oakland, California, with an option to purchase in 2023, in accordance with its application to sell its San Francisco General Office headquarters complex and as requested in the 2023 GRC. Slide 13: Simple and Affordable Model 1. These numbers are illustrative approximations. 2. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 3. Expected drivers of forecasted electric load growth include electrification and electric vehicle adoption. 4. Factors that may cause the Utility’s actual results to differ materially from its forecasts include the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms; their ability to raise financing through securitization transactions; actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; the supply and price of electricity, natural gas, and nuclear fuel; the availability, cost, coverage, and terms of the Utility’s insurance; and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation, and PG&E Corporation’s and the Utility’s ability to obtain efficient tax treatment. Slide titles are hyperlinks

® 25 Appendix 4: Presentation Endnotes Slide 14: Expected Recovery of Wildfire-Related Costs 1. Balance represents wildfire-related costs approved in the 2020 GRC and recorded in the RTBA, WMBA, and VMBA which are not subject to reasonableness review Slide 15: Five-Year Value Proposition 1. Refers to non-GAAP core earnings per share. Non-GAAP core earnings per share is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. 2. Pursuant to the Confirmation Order, PG&E Corporation agreed to not pay common dividends until it has recognized $6.2 billion in non-GAAP core earnings after the Plan effective date. Subject to the foregoing restriction, any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, PG&E Corporation’s results of operations, financial condition, cash requirements, contractual restrictions, and other factors that the Board of Directors may deem relevant. 3. In accordance with AB1054, $3.21 billion of fire risk mitigation capital expenditures will be excluded from the Utility's equity rate base. 4. 2% reduction calculated based on the prior year's operating and maintenance costs, excluding fuel costs. Reductions will be redeployed for capital projects. The Utility’s cost reduction strategies include increased efficiency driven by implementing the Lean operating system, improving its work management, identifying additional opportunities to convert expenses to capital expenditures, and an improved organizational design. Factors that may cause the Utility’s actual results to differ materially from its forecasts include whether the Utility can control its operating costs within the authorized levels of spending and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons. 5. As calculated according to S&P Global’s methodology. Slide 16: People, Planet, Prosperity, Underpinned by Performance: Goals 1. Non-GAAP core EPS is not calculated in accordance with GAAP and excludes non-core items. See Appendix 5, Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP core earnings per share and Appendix 5, Exhibit F for the use of non-GAAP financial measures. Slide 20: Appendix 1 – Wildfire Mitigation Plan Progress 1. Data is from January 1, 2019 through March 31, 2022. Slide 22: Appendix 3 – Regulatory Progress 1. The rate case timelines reflect expected filing and decision time frames; actual timing may differ. 2. The approved TO19 settlement will be 98.5% of TO18 rate case outcome. 3. Rate Neutral Securitization bonds may be issued in up to three series on or prior to December 31, 2022. Slide titles are hyperlinks

® 26 Appendix 5: Supplemental Earnings Materials Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Slides 27-29 Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") Slide 30 Exhibit C: 2022 Earnings Guidance Slides 31-34 Exhibit D: General Earnings Sensitivities for 2022 Slide 35 Exhibit E: GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation Slide 36 Exhibit F: Use of Non-GAAP Financial Measures Slide 37

® 27 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Three Months Ended March 31, Earnings Earnings per Common Share (Diluted) (in millions, except per share amounts) 2022 2021 2022 2021 PG&E Corporation's Earnings on a GAAP basis $ 475 $ 120 $ 0.22 $ 0.06 Non-core items: (1) Amortization of Wildfire Fund contribution (2) 85 86 0.04 0.04 Investigation remedies (3) 70 28 0.03 0.01 Wildfire-related costs, net of insurance (4) 66 133 0.03 0.06 Prior period net regulatory impact (5) 45 88 0.02 0.04 Bankruptcy and legal costs (6) 34 32 0.02 0.02 Fire Victim Trust tax benefit (7) (135) — (0.06) — PG&E Corporation’s Non-GAAP Core Earnings (8) $ 639 $ 487 $ 0.30 $ 0.23 All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding. First Quarter, 2022 vs. 2021 (in millions, except per share amounts) (1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit F: Use of Non-GAAP Financial Measures. (2) The Utility recorded costs of $118 million (before the tax impact of $33 million) during the three months ended March 31, 2022, associated with the amortization of Wildfire Fund contributions related to AB1054.

® 28 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings First Quarter, 2022 vs. 2021 (in millions, except per share amounts) (3) Includes costs associated with the settlement agreement with the Safety and Enforcement Division's investigation into the 2019 Kincade fire, the CPUC's OII into the 2017 Northern California Wildfires and 2018 Camp Fire, restoration and rebuild costs associated with the town of Paradise, and system enhancements related to the locate and mark OII, as shown below. (in millions) Three Months Ended March 31, 2022 2019 Kincade fire settlement $ 85 Wildfire OII disallowance and system enhancements 7 Paradise restoration and rebuild 1 Locate and mark OII system enhancements 1 Investigation remedies (pre-tax) $ 94 Tax impacts (24) Investigation remedies (post-tax) $ 70 (4) Includes costs associated with the 2021 Dixie fire, 2019 Kincade fire, and 2020 Zogg fire, net of insurance, as shown below. (in millions) Three Months Ended March 31, 2022 2021 Dixie fire-related legal settlements $ 35 2019 Kincade fire-related legal settlements 20 2019 Kincade fire-related costs 10 2020 Zogg fire-related costs 9 2020 Zogg fire-related insurance recoveries (1) Wildfire-related costs, net of insurance (pre-tax) $ 73 Tax impacts (7) Wildfire-related costs, net of insurance (post-tax) $ 66

® 29 Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings (in millions) Three Months Ended March 31, 2022 Exit financing $ 27 Legal and other costs 21 Bankruptcy and legal costs (pre-tax) $ 48 Tax impacts (14) Bankruptcy and legal costs (post-tax) $ 34 (6) Includes bankruptcy and legal costs associated with PG&E Corporation and the Utility's Chapter 11 filing, including exit financing costs and legal and other costs, as shown below. First Quarter, 2022 vs. 2021 (in millions, except per share amounts) (8) "Non-GAAP core earnings" is a non-GAAP financial measure. See Exhibit F: Use of Non-GAAP Financial Measures. (7) The Utility recognized a tax benefit of $135 million associated with the sale of PG&E shares sold by the Fire Victim Trust during the three months ended March 31, 2022. (5) Includes a $63 million adjustment (before the tax impact of $18 million) during the three months ended March 31, 2022, for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended March 31, 2022.

® 30 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021. Amounts may not sum due to rounding. (1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS. (2) Represents cost reductions for overhead expenses, support costs, and workforce-related expenses during the three months ended March 31, 2022. (3) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, income taxes, and results from variances in the percentage of quarterly earnings to annual earnings. (4) Represents the difference in costs incurred associated with the Diablo Canyon Power Plant refueling outage during the three months ended March 31, 2022, compared to the outage that occurred during the three months ended March 31, 2021. (5) Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion Wildfire Fund contribution debt financing for the three months ended March 31, 2022. Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS") First Quarter 2022 vs. 2021 Earnings Earnings per Common Share (Diluted) 2021 Non-GAAP Core Earnings (1) $ 487 $ 0.23 Cost reduction (2) 55 0.03 Growth in rate base earnings 50 0.02 Timing of taxes (3) 33 0.02 Timing of nuclear refueling outage (4) 10 — Unrecoverable interest expense (5) 3 — Miscellaneous 1 — 2022 Non-GAAP Core Earnings (1) $ 639 $ 0.30 First Quarter, 2022 vs. 2021 (in millions, except per share amounts)

Exhibit C: PG&E Corporation's 2022 Earnings Guidance

EPS Guidance	2022 Low		2022 High	
Estimated Earnings on a GAAP basis	~ $	0.85	~ $	1.16
Estimated Non-Core Items: [1]				
Amortization of Wildfire Fund contribution [2]	~	0.16	~	0.16
Bankruptcy and legal costs [3]	~	0.10	~	0.04
Investigation remedies [4]	~	0.05	~	0.05
Wildfire-related costs, net of insurance [5]	~	0.05	~	0.04
Rate neutral securitization and Fire Victim Trust tax benefit [6]	~	(0.14)	~	(0.31)
Prior period net regulatory impact [7]	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~ $	1.07	~ $	1.13

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2022, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit F: Use of Non-GAAP Financial Measures.

(2) "Amortization of Wildfire Fund contribution" represents the amortization of Wildfire Fund contributions related to AB1054. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

(in millions, pre-tax)	2022 Low guidance range		2022 High guidance range	
Amortization of Wildfire Fund contribution	~ $	470	~ $	470

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Exhibit C: PG&E Corporation's 2022 Earnings Guidance

(3) "Bankruptcy and legal costs" consists of exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $81 million and $37 million, respectively.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
Exit financing	~ $ 180	~ $ 60
Legal and other costs	~ 110	~ 70
Bankruptcy and legal costs	~ $ 290	~ $ 130

(4) "Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $29 million.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
2019 Kincade fire settlement	~ $ 85	~ $ 85
Wildfire OII disallowance and system enhancements	~ 20	~ 20
Paradise restoration and rebuild	~ 20	~ 20
Locate and mark OII system enhancements	~ 5	~ 5
Investigation remedies	~ $ 130	~ $ 130

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Exhibit C: PG&E Corporation's 2022 Earnings Guidance

(5) "Wildfire-related costs, net of insurance" includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $22 million and $8 million, respectively.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
2019 Kincade fire-related costs	70	20
2020 Zogg fire-related costs	40	20
2021 Dixie fire-related legal settlements	35	35
2021 Kincade fire-related legal settlements	20	20
2020 Zogg fire-related insurance recoveries	(30)	(10)
Wildfire-related costs, net of insurance	$ 135	$ 85

(6) "Rate neutral securitization and Fire Victim Trust tax benefit" includes the impact of post-emergence securitization and tax benefits related to Fire Victim Trust. Impacts of the post-emergence rate neutral securitization include the establishment of a securitization regulatory asset and an offsetting regulatory liability associated with revenue credits funded by up-front shareholder contributions and Net Operation Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of PG&E shares by the Fire Victim Trust, which PG&E has elected to treat as a grantor trust. The low and high cases reflect the assumption that the CPUC's final decision, issued on May 11, 2021, authorizing the securitization of $7.5 billion of wildfire-related claims, is final and non-appealable and bonds are issued in 2022. The low case includes tax benefits for the 100 million shares sold by the Fire Victim Trust as of April 14, 2022 and the high case reflects an assumption that the Fire Victim Trust sells all 477 million shares in 2022. The total offsetting tax impact for the low and high non-core guidance range is $359 million and $2.1 billion, respectively.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
Rate neutral securitization and Fire Victim Trust tax benefit	$ 60	$ 1,390

33

Exhibit C: PG&E Corporation's 2022 Earnings Guidance

(7) "Prior period net regulatory impact" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, net of the TO18 and TO19 ROE impact resulting from the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. The total offsetting tax impact for the low and high non-core guidance range is $4 million.

	2022	
(in millions, pre-tax)	Low guidance range	High guidance range
2011-2014 GT&S capital audit	$ (80)	$ (80)
TO18 and TO19 ROE impact	65	65
Prior period net regulatory impact	$ (15)	$ (15)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility's joint quarterly report on Form 10-Q for the quarter ended March 31, 2022.

34

® 35 Exhibit D: General Earnings Sensitivities for 2022 Pacific Gas & Electric Company Variable Description of Change Estimated 2022 Non-GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/- $26 million Share count +/- 1% change in average shares +/- $0.01 per share Revenue or expense +/- $30 million pre-tax change in at-risk revenue or expense +/- $0.01 per share

® 36 Three Months Ended March 31, (in millions) 2022 2021 PG&E Corporation’s Net Income on a GAAP basis $ 478 $ 123 Income tax provision (benefit) (204) (98) Other income, net (149) (127) Interest expense 419 408 Interest income (8) (2) Operating Income $ 536 $ 304 Depreciation, amortization, and decommissioning 972 888 Wildfire Fund expense 118 119 Wildfire-related costs, net of insurance 73 184 Prior period net regulatory impact 63 122 Investigation remedies 94 37 PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 1,856 $ 1,654 PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that some investors may find useful for evaluating PG&E Corporation’s performance. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing i ts business. Adjusted EBITDA is calculated as PG&E Corporation’s net income plus income tax provision (or less income tax benefit); less o ther income, net; plus interest expense; less interest income; plus depreciation, amortization, and decommissioning; plus Wildfire Fund expense; plus wildfire-related costs, net of insurance; plus prior period net regulatory impact; and plus investigation remedies. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA. Exhibit E: GAAP Net Income to Non-GAAP Adjusted EBITDA Reconciliation PG&E Corporation First Quarter, 2022 vs. 2021

® 37 Exhibit F: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2023-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.